                                  EXHIBIT 24.5

                                POWER OF ATTORNEY

                               ROBERT C. SCHROEDER


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Robert C. Schroeder, hereby constitutes and appoints Daniel O. Wilds and Gail T. Vitulli, severally and not jointly, his true and lawful attorney-in-fact and agent, for him and his name, place and stead, in any and all capacities, to sign the registration statement on Form S-3 of SCOLR, Inc., a Delaware corporation, and any amendments or supplements thereto, and to file this Power of Attorney and the registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each requisite and necessary act to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may do or cause to be done by virtue hereof.

Dated this 27th day of January, 2004.

Signature:


     /s/ Robert C. Schroeder
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            Robert C. Schroeder